Exhibit 23.2




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LoJack Corporation on Form S-8 of our reports dated April 20, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of LoJack Corporation for the year ended February 29, 2000.




/S/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 10, 2000